Exhibit 99.1

Bionik Laboratories Reports First Quarter Fiscal Year 2018 Financial Results

TORONTO and BOSTON, August 15, 2017 -- Bionik Laboratories Corp. (OTCQX:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced its first quarter fiscal year 2018 financial results for the three months ended June 30, 2017.

Corporate Highlights

•	Closed on the Company’s previously announced tender offer to amend and exercise certain outstanding warrants, raising $1,125,038 in gross proceeds.

•	Announced partnership with Wistron Corporation to develop exoskeleton technologies for the consumer medical device market and bring lower-body assistive robotic technologies to the consumer home products market.

•	Reached milestone with shipment of 250th interactive robotic therapy system for patient rehabilitation. Company’s technology now utilized in more than 200 hospitals and clinics in 20 countries worldwide.

•	Entered into joint venture with Ginger Capital Investment Holding Ltd. to bring evidence-based interactive robotic systems to the Chinese market, the largest growth market in the world. Agreement includes $500,000 direct investment into Bionik and $1.45M investment into joint venture by Ginger Capital.

•	Made key additions to commercialization team, adding industry veterans to help drive the commercial sales and clinical team’s efforts to reach underserved rehabilitation and mobility solutions market.

"We have taken a positive step forward this quarter with the formation of key partnerships and joint ventures. We believe these relationships will enable us to continue the commercialization of our clinical robotic technologies, while also positioning us to enter the homecare medical market in the future with a line of consumer-friendly products," said Peter Bloch, Chief Executive Officer and Chairman of the Board of Bionik Laboratories Corp. "We will continue to focus on high-growth markets for our technology, such as Asia and the global aging population, as both markets provide significant revenue opportunities for our Company."

Summary of Financial Results for the Quarter ended June 30, 2017

The Company reported sales of $87,520 for the quarter ended June 30, 2017.

For the quarter ended June 30, 2017, the Company reported a comprehensive loss of $2,245,322, resulting in a loss per share of $0.02, compared to a comprehensive loss of $2,322,772 for the quarter ended June 30, 2016, resulting in loss per share of $0.03.

The Company’s cash and cash equivalents at June 30, 2017 was $846,431 compared to $543,650 at March 31, 2017. Working capital was ($4,937,770) at June 30, 2017 compared to ($4,375,225) at March 31, 2017.

Since March 31, 2017, the Company has received convertible loans of $500,000 from its Chinese JV partners and gross proceeds from the warrant offer of $1,125,038.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at June 30, 2017 (Unaudited) $	As at March 31, 2017 (Audited) $
Assets
Current
Cash and cash equivalents	846,431	543,650
Accounts receivable	134,926	383,903
Prepaid expenses and other receivables	172,051	228,047
Inventories	255,546	228,249
Due from related parties	19,366	18,731
Total Current Assets	1,428,320	1,402,580
Equipment	218,469	227,421
Technology and other assets	4,937,675	5,030,624
Goodwill	22,308,275	22,308,275
Total Assets	28,892,739	28,968,900

Liabilities and Shareholders’ Deficiency
Current
Accounts Payable	890,624	784,726
Accrued liabilities	1,223,130	1,228,657
Customer advances	229,862	121,562
Demand Loans	332,941	330,600
Promissory Notes payable	241,700	236,548
Convertible Loans	2,581,510	2,017,488
Deferred revenue	106,609	98,624
Warrant Derivative Liability	759,714	959,600
Total Current Liabilities	6,366,090	5,777,805
Shareholders’ Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value $0.001; Authorized; Issued and outstanding - 1 (March 31, 2017 – 1)	-	-
Common Shares, par value $0.001; Authorized - 150,000,000 (March 31, 2017 – 150,000,000); Issued and outstanding 53,885,279 and 47,909,336 Exchangeable Shares (March 31, 2017 – 48,885,107 and 47,909,336 Exchangeable Shares)	101,794	96,794
Additional paid in capital	40,216,582	38,640,706
Deficit	(17,833,876)	(15,588,554)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	22,526,649	23,191,095
Total Liabilities and Shareholders’ Equity	28,892,739	28,968,900

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss

For the three month periods ended June 30, 2017 and 2016 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months	Three months
	Ended	Ended
	June 30, 2017	June 30, 2016
	$	$
Sales	87,520	164,191
Cost of Sales	29,300	58,875
Gross Margin	58,220	105,316

Operating expenses
Sales and marketing	445,525	82,198
Research and development	685,909	417,790
General and administrative	627,606	1,303,614
Share-based compensation expense	251,048	219,248
Amortization	92,949	-
Depreciation	24,552	10,163
Total operating expenses	2,127,589	2,033,013

Other expenses (income)
Foreign exchange	98,561	-
Interest expense	72,766	15,234
Other income	(178)	(11,218)
Change in fair value of warrant derivative liability	4,804	391,059
Total other expenses (income)	175,953	395,075
Net loss and comprehensive loss for the period	(2,245,322)	(2,322,772)

Loss per share - basic and diluted	(0.02)	(0.03)
Weighted average number of shares outstanding – basic and diluted	96,959,284	82,050,549

The above financial information has been derived from the Company's unaudited consolidated condensed financial statements as of June 30, 2017 and 2016, and should be read in conjunction with the consolidated financial statements, including the notes thereto, found in the Company's Annual Report on Form 10-K filed with the SEC on June 29, 2017.

The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings and/or debt financings, and is subject to a going concern qualification.

About Bionik Laboratories

Bionik Laboratories (OTCQX:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development. The InMotion Systems — the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™ — are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is designed to continually adapt to a patient’s ability and provide real-time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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